Exhibit 10.1

JOINDER AND SECOND AMENDMENT TO LOAN AND SECURITY AGREEMENT

THIS JOINDER AND SECOND AMENDMENT TO LOAN AND SECURITY AGREEMENT (this “Second Amendment”) is entered into on March 26, 2026, by and among BMO BANK N.A. (f/k/a BMO Harris Bank N.A.) (“BMO”) with an office at 320 S Canal St., 16th Floor, Chicago, Illinois 60606, as agent (in such capacity as agent, “Agent”) for itself and all other lenders from time to time a party hereto (“Lenders”), all other Lenders and each of LOL FOODS, INC., a Nebraska corporation (“LOL”), HF Real Estate, LLC, a Minnesota limited liability company (“HF”; each of LOL and HF may be referred to herein, individually, as an “Original Borrower” and, collectively, as “Original Borrowers”), and MCKINLEY LOGISTICS, LLC, an Ohio limited liability company (“New Borrower”; and New Borrower collectively with the Original Borrowers, “Borrowers”).

WHEREAS, Agent, Lenders and Borrowers entered into a certain Loan and Security Agreement dated February 3, 2023 (such Loan and Security Agreement, as amended from time to time, is hereinafter referred to as the “Loan Agreement”);

WHEREAS, Agent, Lenders and Borrowers desire to amend certain provisions of the Loan Agreement pursuant to the terms hereof;

NOW, THEREFORE, in consideration of the foregoing, and the respective agreements, warranties and covenants contained herein, Agent, Lenders and Borrowers agree as follows:

1.Definitions.  All capitalized terms used herein without definition shall have the meanings contained in the Loan Agreement.
2.Amendments to Loan Agreement. The Loan Agreement is hereby amended as follows:
(a)The reference to “$15,000,000.00” in Section 2(a)(iv) of the Loan Agreement is hereby deleted and replaced with “$15,700,000.00”.
(b)The Schedules to the Loan Agreement are hereby amended to delete the stricken text (indicated textually in the same manner as the following example: ~~stricken text~~) and to add the double-underlined text (indicated textually in the same manner as the following example: double-underlined text) as set forth in “redlined” Schedules attached as Exhibit A hereto.
3.Joinder of New Borrower. New Borrower hereby joins in, assumes, adopts and becomes a “Borrower” under the Loan Agreement and all other applicable Loan Documents, as of the date hereof, shall have all of the rights and obligations of a Borrower thereunder, except as specifically provided for or otherwise limited herein or in the Loan Agreement.  Except as specifically provided for herein or otherwise limited in the Loan Agreement, all references to “Borrower” or “Borrowers” contained in the Loan Agreement and the other Loan Documents are hereby deemed for to also refer to and include New Borrower as a “Borrower”.  Accordingly, New Borrower hereby ratifies, as of the date hereof, and agrees to be bound by all of the conditions, covenants, representations, warranties, and other agreements set forth in the Loan Agreement and the other Loan Documents to which it becomes a party, and hereby agrees to promptly execute all further documentation reasonably required by any Lender to be executed by New Borrower, consistent with the terms of the Loan Agreement and the other Loan Documents in order to join New Borrower as a “Borrower” under the Loan Agreement.
4.Specific Grant of Security Interest.  As security for the payment of all Loans now or in the future made by Agent and Lenders to Borrowers hereunder and for the payment or other satisfaction of all other Liabilities and without limiting any other grant of a lien and security interest in any of the Loan Documents, New Borrower hereby assigns and grants to Agent, for the benefit of itself and Lenders, a continuing first priority lien on and security interest in, upon, and to, the Collateral (as defined in the Loan Agreement).  New Borrower hereby authorizes Agent to file in such jurisdictions as Agent from time to time determines are appropriate one or more UCC financing statements relating to liens on personal property relating to all or any part of the Collateral, which financing statements may list Agent as the “secured party” and New Borrower as the “debtor” and which describe the Collateral, and also to file any continuations of or corrective amendments to any such financing statements, in any such case in order for Agent to perfect, preserve or protect the liens, rights and remedies of Agent with respect to the Collateral.
5.Reaffirmation of Security Interest.  Each Original Borrower hereby expressly acknowledges and agrees that all liens granted under the Loan Documents extend to and cover all of the obligations of Borrowers (including the New Borrower) and any other Borrower to Agent and the Lenders, now existing or hereafter arising including, without limitation, those arising in connection with the Loan Agreement, as amended by this Second Amendment, upon the terms set forth in the Loan Agreement, all of which liens are hereby ratified, reaffirmed, confirmed and approved.
6.Conditions Precedent.  This Second Amendment shall become effective when:
(a)Borrowers, Agent and Lenders shall have executed and delivered to Agent executed signature pages of this Second Amendment;
(b)Agent shall have received each of the agreements, reports, approvals, consents, certificates and other documents reasonably requested by Agent; and
(c)Agent shall have received all other fees, costs and expenses of Agent in connection with this Second Amendment including costs and fees of counsel to Agent, to the extent Agent shall have invoiced Borrowers for such amounts prior to the date of this Second Amendment.
7.Representations in the Loan Agreement and the Other Agreements.  Each of the representations and warranties made by or on behalf of Borrowers to Agent and Lenders in the Loan Agreement or any of the other Loan Documents was true and correct when made, and is, true and correct on and as of the date of this Second Amendment with the same full force and effect as if each of such representations and warranties had been made by Borrowers on the date hereof and in this Second Amendment.  Borrowers represent and warrant to Agent and Lenders that there are no Defaults or Events of Default in existence as of the date of this Second Amendment.
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8.Release and Covenants Not to Sue.
(a)In consideration of the agreements of Agent and Lenders contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each Borrower, on behalf of itself and its successors and assigns, and its present and former members, shareholders, affiliates, subsidiaries, divisions, predecessors, directors, officers, attorneys, employees, agents, legal representatives and other representatives (each such Borrower and all such other Persons being hereinafter referred to collectively as the “Releasing Parties” and individually as a “Releasing Party”) hereby absolutely, unconditionally and irrevocably releases, remises and forever discharges Agent and each Lender, and each of their respective successors and assigns, and its respective present and former shareholders, affiliates, subsidiaries, divisions, predecessors, directors, officers, attorneys, employees, agents, legal representatives and other representatives (Agent, Lenders and all such other Persons being hereinafter referred to collectively as the “Releasees” and individually as a “Releasee”) of and from all demands, actions, causes of action, suits, damages and any and all other claims, counterclaims, defenses, rights of set-off, demands and liabilities whatsoever (individually, a “Claim” and collectively, “Claims”) of every kind and nature, known or unknown, suspected or unsuspected, at law or in equity, which any such Borrower or any of its successors, assigns, or other legal representatives may now or hereafter own, hold, have or claim to have against the Releasees or any of them for, upon, or by reason of any circumstance, action, cause or thing whatsoever which arises at any time on or prior to the date of this Second Amendment, for or on account of, or in relation to, or in any way in connection with this Second Amendment, the Loan Agreement, any of the other Loan Documents or any of the transactions hereunder or thereunder; provided that such release shall not, as to any Releasee, be available or valid to the extent that such Claims or related expenses (x) are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Releasee, or (y) result from a breach by Releasee in bad faith of Releasee’s obligations hereunder, under any of the other Loan Documents or any of the transactions contemplated hereunder or thereunder.
(b)Each Borrower understands, acknowledges and agrees that the release set forth above may be pleaded as a full and complete defense to any Claim and may be used as a basis for an injunction against any action, suit or other proceeding which may be instituted, prosecuted or attempted in breach of the provisions of such release.
(c)Each Borrower agrees that no fact, event, circumstance, evidence or transaction which could now be asserted or which may hereafter be discovered shall affect in any manner the final, absolute and unconditional nature of the release set forth above.
(d)Each of the Releasing Parties hereby absolutely, unconditionally and irrevocably, covenants and agrees with and in favor of each Releasee that it will not sue (at law, in equity, in any regulatory proceeding or otherwise) any Releasee on the basis of any Claim released, remised and discharged by any Releasing Party pursuant to Section 8(a) above.  If any Releasing Party violates the foregoing covenant, each Borrower, for itself and its successors and assigns, and its present and former members, shareholders, affiliates, subsidiaries, divisions, predecessors, directors, officers, attorneys, employees, agents, legal representatives and other representatives,
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agrees to pay, in addition to such other damages as any Releasee may sustain as a result of such violation, all attorneys’ fees and costs incurred by any Releasee as a result of such violation.
9.Governing Law.  This Second Amendment shall be governed by, and construed in accordance with, the laws of the State of Illinois, without regard to the principles thereof relating to conflict of laws.
10.Execution in Counterparts.  This Second Amendment may be executed in any number of separate counterparts, each of which shall, collectively and separately, constitute one agreement.  Delivery of an executed counterpart of a signature page of this Second Amendment by telecopy or electronically (such as PDF) shall be effective as delivery of a manually executed counterpart of this Second Amendment.
11.Continuing Effect.  Except as otherwise specifically set out herein, the provisions (including, without limitation, the waiver to trial by jury contained in Section 33 of the Loan Agreement), terms, conditions, obligations, covenants or agreements contained in the Loan Agreement and the other Loan Documents, all of which are ratified and affirmed, shall remain in full force and effect.  Each Borrower hereby acknowledges, confirms and agrees that:  (a) each of the Loan Agreement and the other Loan Documents to which it is a party has been duly executed and delivered to Agent by such Borrower, and (b) the agreements and obligations of such Borrower contained in such documents and in this Second Amendment constitute the legal, valid and binding obligations of each such Borrower, enforceable against it in accordance with their respective terms, and no Borrower has any valid defense to the enforcement of such obligations.

(Signature Pages Follow)

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(Signature Page to Joinder and Second Amendment to
Loan and Security Agreement)

IN WITNESS WHEREOF, this Joinder and Second Amendment to Loan and Security Agreement has been executed by the parties hereto as of the date first written above.

BORROWERS: LOL FOODS, INC., a Nebraska corporation By: /s/Charles Schmaderer Name: Charles Schmaderer Title: Secretary
HF REAL ESTATE, LLC, a Minnesota limited liability company By: /s/Charles Schmaderer Name: Charles Schmaderer Title: Secretary
MCKINLEY LOGISTICS, LLC, an Ohio limited liability company By: /s/Charles Schmaderer Name: Charles Schmaderer Title: Manager

(Signature Page to Joinder and Second Amendment to
Loan and Security Agreement)

/s/Steven Teufel Name: Steven Teufel Director
BMO BANK N.A. (f/k/a BMO Harris Bank N.A.), as Agent and a Lender By: /s/Steven Teufel Name: Steven Teufel Title: Director

EXHIBIT A

Updated Schedules to Loan Agreement

(See attached.)